UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 28, 2007
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip code)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Resignation of Hillel Moerman as CFO
     Hillel Moerman delivered notice of his resignation as the Chief Financial Officer of National Energy Group, Inc. (the “Company”) on March 28, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Rather, Mr. Moerman received an offer to serve at another company. The Company did not make a counter-offer. It is anticipated that Mr. Moerman will stay with the Company for the next few weeks to facilitate a smooth transition. The Company’s board of directors will meet at a future date to consider a replacement for Mr. Moerman.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: April 3, 2007	By:	/s/ Bob G. Alexander

	Name: Title:	Bob G. Alexander President and Chief Executive Officer